UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2025

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Team, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission on June 20, 2025 (the “Original Report”). The Original Report was filed, among other things, to disclose (i) the voting results of the Company’s 2025 Annual Meeting of Shareholders held on June 18, 2025 (the “Annual Meeting”) and (ii) the filing, on June 18, 2025, of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), which became effective upon filing on June 18, 2025, to delete language in Article VII, Section 5 of the Company’s Amended and Restated Certificate of Incorporation that specifies when cause is deemed to exist in connection with the removal of directors.

This Amendment amends the Original Report solely to correct the disclosure regarding the previously reported voting results with respect to the proposal to approve the Charter Amendment and to disclose that the Company has filed a Certificate of Correction (the “Certificate of Correction”) with the Delaware Secretary of State as described below.

Item 3.03	Material Modification to Rights of Security Holders.

On June 18, 2025, following the Annual Meeting, the Company filed the Charter Amendment with the Delaware Secretary of State. On June 24, 2025, the Company filed the Certificate of Correction with the Delaware Secretary of State to undo the Charter Amendment. As described below, the requisite vote was not in fact obtained at the Annual Meeting to approve the Charter Amendment, so the Company is reversing those changes and the Charter Amendment is deemed null and void ab initio. As a result of the Certificate of Correction, the Company’s Amended and Restated Certificate of Incorporation filed on November 29, 2011, as amended by those certain Certificates of Amendment dated October 24, 2013, November 28, 2022 and December 21, 2022, remains unchanged and in effect.

The foregoing description of the Certificate of Correction is a summary and is qualified in its entirety by the terms of the Certificate of Correction, a copy of which is filed as Exhibit 3.1 to this Amendment and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on, among other matters, a proposal to approve the Charter Amendment to delete language in Article VII, Section 5 of the Company’s Amended and Restated Certificate of Incorporation that specifies when cause is deemed to exist in connection with the removal of directors (the “Charter Amendment Proposal”). The Original Report disclosed correctly the vote received with respect to the Charter Amendment Proposal. However, it incorrectly disclosed that the Charter Amendment Proposal had passed when in fact the Charter Amendment Proposal did not receive the necessary shareholder vote (at least two-thirds of the shares of common stock, par value $0.30 per share, outstanding and entitled to vote at the Annual Meeting) and was therefore not approved.

Item 9.01	Financial Statements and Exhibits.

Exhibit number	Description

3.1	Certificate of Correction to the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Team, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary

Dated: June 24, 2025